EXHIBIT 10.4

VOTING AGREEMENT

This Voting Agreement (this “Agreement”) is made and entered into as of September __, 2016 (the “Effective Date”) by and among David Platt, Yuval Kwintner and Ache Ezer (collectively, the “Holders.”) and Oxygen Therapy, Inc., a Delaware corporation (the “Company”).

Background. The Holders are founders and principals of the Company who collectively have record and beneficial ownership of 20,000,000 shares of the common stock, par value $.001, of the Company. Each of the Holders believes that continuity in the Company’s board of directors is in the best interests of the Company and the other Company stakeholders, and accordingly have set forth below their agreement and understanding with respect to how the Company Stock (as such term is defined below) will be voted on the election of directors and other matters.

NOW THEREFORE, in consideration of the above recitals and the mutual covenants made herein, the Holders hereby agree as follows.

1. CAPITAL STOCK. The Holders expressly agree that the terms and restrictions of this Agreement shall apply to all shares of capital stock (including, but without limitation, all classes of common, preferred, voting and nonvoting capital stock) of the Company that any of them now owns or hereafter acquires by any means, including without limitation by purchase, assignment, conversion of convertible securities or operation of law, or as a result of any stock dividend, stock split, reorganization, reclassification, whether voluntary or involuntary, or other similar transaction, and to any shares of capital stock of any successor in interest of the Company, whether by sale, merger, consolidation or other similar transaction, or by purchase, assignment or operation of law (the “Company Stock”).

2. Election of Board of Directors. During the term of this Agreement, each Holder agrees to vote all Company Stock now or hereafter directly or indirectly owned of record or beneficially by such Holder, or to cause such shares of Company Stock to be voted, in such manner as may be necessary to elect (and maintain in office) as members of the Company’s Board of Directors (the “Board”), the following: David Platt (or his Designee), Yuval Kwintner (or his Designee) and Ache Ezer Stokelman (or his designee). Without limiting the foregoing, if the non-Holder directors of the Company convene a meeting of directors for the purpose of removing any of the Holders as a director (or if any of such Holders is then also an officer or employee of the Company) or officer of the Company, in either case without cause, then the Holders shall vote against such removal.

3. NOTICE; COVENANT TO VOTE IN ACCORD. The Company shall promptly give each of the Holders written notice of any change in size or composition of the Board and of any proposal to remove or elect any Holder or any Designee of any Holder. In any election of directors pursuant to Section 2, the Holders shall vote their shares of Company Stock in a manner sufficient to elect to the Board the individuals to be elected thereto as provided in Section 2.

4. Further Assurances; ENFORCEMENT. The Company and each Holder agree not to vote any Company Stock or take any other actions that would in any manner defeat, impair, be inconsistent with, or adversely affect the stated intentions of the parties under Sections 2 and 3 of this Agreement.

5. Transferees; Legends on Certificates.

5.1 Effect on Transferees. Each and every transferee or assignee of any shares of Company Stock from any Holder shall be bound by and subject to the terms and conditions of this Agreement that are applicable to the transferor or assignor of such shares, and the Company shall require, as a condition precedent to the transfer of any Company Stock subject to this Agreement, that the transferee agrees in writing to be bound by, and subject to, all the terms and conditions of this Agreement; provided, however, that nothing herein shall prohibit the distribution by David Platt to of up to 250,000 shares of his Company Stock without consideration to such persons as the Holders shall agree; and upon prior notice to the other Holders each Holder shall be entitled to sell up to 100,000 shares of his Company Stock pursuant to Rule 144 or otherwise. Any shares of Company Stock transferred by any holder pursuant to this section 5.1 shall not be subject to this Agreement.

5.2 Legend. The Holders agree that all Company share certificates now or hereafter held by them that represent Company Stock subject to this Agreement will be stamped or otherwise imprinted with a legend to read as follows:

THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO AGREEMENTS AND RESTRICTIONS WITH REGARD TO THE VOTING OF SUCH SHARES AND THEIR TRANSFER, AS PROVIDED IN THE PROVISIONS OF A VOTING AGREEMENT, A COPY OF WHICH IS ON FILE IN THE OFFICE OF THE SECRETARY OF THE CORPORATION.

6. Enforcement of Agreement. Each Holder acknowledges and agrees that any breach of this Agreement by any Holder shall cause the other Holders irreparable harm that may not be adequately compensable by money damages. Accordingly, in the event of a breach or threatened breach by a Holder of any provision of this Agreement, the Company and each other Holder shall each be entitled to seek the remedies of specific performance, injunction or other preliminary or equitable relief, including the right to compel any such breaching Holder, as appropriate, to vote such Holder’s shares of Company Stock in accordance with the provisions of this Agreement, without having to prove irreparable harm or actual damages. The foregoing right shall be in addition to such other rights or remedies as may be available to the Company or any Holder for any such breach or threatened breach, including but not limited to the recovery of money damages.

7. Term. This Agreement shall commence on the Effective Date and shall terminate upon the first to occur of the following:

(a) the closing of an underwritten public offering of the Company’s Common Stock pursuant to an effective registration statement filed under the U.S. Securities Act of 1933, as amended (the “Securities Act”) generating gross proceeds to the Company of not less than $5,000,000; or

(b) the execution by all of the Holders of a written agreement to terminate this Agreement.

8. General Provisions.

8.1 Notices. Any and all notices required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed to provide such party sufficient notice under this Agreement on the earliest of the following:

(a) at the time of personal delivery, if delivery is in person;

(b) one business day after deposit with an express overnight courier for United States deliveries, or two business days after such deposit for deliveries outside of the United States, with proof of delivery from the courier requested; or

(c) three business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries.

All notices not delivered personally will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address set forth below his signature on the signature page to this Agreement, or at such other address as such party may designate by one of the indicated means of notice herein to the other parties to this Agreement.

8.2 Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to the specific subject matter of this Agreement, and supersedes any and all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

8.3 Governing Law; Forum. This Agreement is made in accordance with and shall be construed under the laws of the Commonwealth of Massachusetts, other than the conflicts of laws principles thereof. Each of the parties hereby irrevocably (a) submits to the exclusive jurisdiction of the federal and state courts within Suffolk County, Commonwealth of Massachusetts, for the purpose of any action or proceeding arising out of or relating to this Agreement, (b) agrees that all claims in respect of any such action or proceeding shall be heard and determined in such courts, (c) waives (to the extent permitted by applicable law) any objection which it now or hereafter may have to the laying of venue of any such action or proceeding brought in any of the foregoing courts, and any objection on the ground that any such action or proceeding in any such court has been brought in an inconvenient forum, and (d) agrees that a final non-appealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner permitted by law. Any and all service of process and any other notice in any claim arising hereunder shall be effective against any party if given personally or by registered or certified mail, return receipt requested, or by any other means of mail that requires a signed receipt, postage prepaid, mailed to such party as herein provided. Nothing herein contained shall be deemed to affect the right of any party to serve process in any other manner permitted by law.

8.4 Severability. If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement. Notwithstanding the forgoing, if the value of this Agreement based upon the substantial benefit of the bargain for any party is materially impaired, then the parties agree to substitute through good faith negotiation such provision(s) as would restore the parties’ benefits of the bargain to the greatest extent possible.

8.5 Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

8.6 Successors and Assigns. Except as otherwise provided in this Agreement, this Agreement, and the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives.

8.7 Titles and Headings. The titles, captions and headings of this Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Agreement. Unless otherwise specifically stated, all references herein to “sections” and will mean sections to this Agreement.

8.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement.

8.9 Costs and Attorneys’ Fees. In the event that any action, suit or other proceeding is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing party shall recover all of such party’s costs and attorneys’ fees incurred in each such action, suit or other proceeding, including any and all appeals or petitions therefrom.

8.10 Aggregation of Stock. For purposes of Section 2, all Company Stock or any class or series thereof held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

8.11 Further Assurances. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

8.12 Amendment and Waivers. This Agreement may be amended only by a written agreement executed by (a) the Company, and (b) all of the Holders. Any amendment effected in accordance with this section will be binding upon all parties hereto and each of their respective successors and assigns. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance. No waiver granted under this Agreement as to any one provision herein shall constitute a subsequent waiver of such provision or of any other provision herein, nor shall it constitute the waiver of any performance other than the actual performance specifically waived.

8.13 Waiver of Jury Trial. Each party hereto hereby waives its rights to a jury trial of any claim or cause of action based upon or arising out of this Agreement or the subject matter hereof. The scope of this waiver is intended to be all-compassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. This Section 8.13 has been fully discussed by each of the parties hereto and these provisions shall not be subject to any exceptions. Each party hereto hereby further represents and warrants that such party has reviewed this waiver with its legal counsel to the extent it deems advisable, and that such party knowingly and voluntarily waives its jury trial rights following any such consultation with legal counsel. This waiver is irrevocable, meaning that it may not be modified either orally or in writing, and this waiver shall apply to any subsequent amendments, supplements or modifications to (or assignments of) this Agreement. In the event of litigation, this Agreement may be filed as a written consent to a trial (without a jury) by the court.

IN WITNESS WHEREOF, the parties have executed this Voting Agreement on the date and year first written above.

THE COMPANY:

Oxygen Therapy, Inc.

By:
Yuval Kwintner, President

THE HOLDERS:

By:
David Platt

By:
Yuval Kwintner

By:
Ache Ezer Stokelman